As filed with the Securities and Exchange Commission on September 24, 2009

 Registration No. 333-146289

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HOME FEDERAL BANCORP, INC. HOME FEDERAL BANK 401(K) SAVINGS PLAN
(Exact name of registrant as specified in its charter)

Maryland	6035	26-0886727
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

500 12th Avenue South Nampa, Idaho 83651 (208) 466-4634
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John F. Breyer, Jr., Esquire Breyer & Associates PC 8180 Greensboro Drive, Suite 785 McLean, Virginia 22102 (703) 883-1100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 amends Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 333-146289) previously filed by Home Federal Bancorp, Inc., a Maryland corporation (the “Registrant”), on September 25, 2007, as amended by Amendment No. 1 to Form S-1 filed on October 30, 2007 and Amendment No. 2 to Form S-1 filed on November 5, 2007, and declared effective by the Securities and Exchange Commission on November 9, 2007 (the “Registration Statement”).

The Registration Statement registered 15,870,000 shares of the Registrant’s common stock, par value $0.01 per share, including 365,300 401(k) Plan participation interests in the registered shares of the Registrant to be acquired by the Home Federal Bank 401(k) Plan.  These shares were to be issued in an offering that would close if at least 10,200,000 shares and up to 15,870,000 shares were subscribed for in a subscription offering and direct community offering.  The offering closed on December 19, 2007, with the sale of 10,200,000 shares in the offering (including 72,856 401(k) Plan participation interests).  This Post-Effective Amendment No. 2 is being filed to deregister 5,670,000 shares not sold in the offering (including 292,444 401(k) Plan participation interests not acquired by the 401(k) Plan), as previously registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nampa, State of Idaho on September 24, 2009.

HOME FEDERAL BANCORP, INC.

By:	/s/Len E. Williams
Len E. Williams
President, Chief Executive Officer and Director
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Home Federal Bancorp, Inc., do hereby severally constitute and appoint Len E. Williams, our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute all instruments for us and in our names in the capacities indicated below which said Len E. Williams may deem necessary or advisable to enable Home Federal Bancorp, Inc., to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1, including specifically but not limited to, power and authority to sign, for us or any of us in our names in the capacities indicated below, the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that Len E. Williams shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/Len E. Williams	President, Chief Executive Officer and Director	September 24, 2009
Len E. Williams	(Principal Executive Officer)

/s/Eric S. Nadeau	Chief Financial Officer (Principal Financial and	September 24, 2009
Eric S. Nadeau	Accounting Officer)

/s/N. Charles Hedemark	Director	September 24, 2009
N. Charles Hedemark

/s/Brad J. Little	Director	September 24, 2009
Brad J. Little

/s/Richard J. Navarro	Director	September 24, 2009
Richard J. Navarro

/s/James R. Stamey	Director	September 24, 2009
James R. Stamey

/s/Robert A. Tinstman	Director	September 24, 2009
Robert A. Tinstman

/s/Daniel L. Stevens	Chairman	September 24, 2009
Daniel L. Stevens